      THIS IS A CONFIRMING ELECTRONIC FILING OF A PAPER FILING ON FORM S-8
                 FILED WITH THE COMMISSION ON DECEMBER 29, 1993

   As filed with the Securities and Exchange Commission on December 29, 1993
     Sequential Page 1 of 27.  Exhibit Index located at Sequential Page 7.

                                                             REGISTRATION NO.
                                                             33-73522
_____________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           __________________________

                                    FORM S-8

                             REGISTRATION STATEMENT

                                     Under

                           The Securities Act of 1933
                           __________________________

                              NORDSON CORPORATION
             (Exact name of Registrant as specified in its charter)

               Ohio                                  34-0590250
  (State or other jurisdiction           (I.R.S. employer identification no.)
of incorporation or organization)

                    28601 Clemens Road, Westlake, Ohio 44145
                    (Address of principal executive offices)

              SLAUTTERBACK CORPORATION 401(K) PROFIT SHARING PLAN
                              (Full title of plan)
                           __________________________

                            THOMPSON, HINE AND FLORY
                        1100 National City Bank Building
                             Cleveland, Ohio  44114
                          ATTENTION:  James R. Carlson
                    (Name and address of agent for service)

   Telephone number, including area code, of agent for service:  216/566-5500
                           __________________________

                        CALCULATION OF REGISTRATION FEE

==============================================================================================================
                                              Proposed maximum         Proposed maximum
Title of securities     Number of shares        offering price             aggregate                Amount of
 to be registered*     to be registered          per share**           offering price**        registration fee**
- ---------------------------------------------------------------------------------------------------------------
Common Shares,
without par value         15,000                  $49.875               $748,125.00                  $233.79
===============================================================================================================

  * In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.
 ** Based on the average of the high and low prices of Nordson Corporation
    Common Shares as reported by NASDAQ National Market System as of December 21, 1993.


                                    Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.         INCORPORATION OF DOCUMENTS BY REFERENCE

                The following documents, which are on file with the Securities and Exchange Commission (the "SEC"), are incorporated herein by reference: the Nordson Corporation (the "Corporation") Annual Report on Form 10-K for the fiscal year ended November 1, 1992, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"); the Corporation's quarterly reports on Forms 10-Q for the quarters ended January 31, 1993, May 2, 1993, and August 1, 1993, filed with the SEC pursuant to Section 13(a) of the 1934 Act; and all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act until the termination of the offering of shares registered hereby.

Item 4.         DESCRIPTION OF SECURITIES:

                Not Applicable

Item 5.         INTERESTS OF NAMED EXPERTS AND COUNSEL

                Not Applicable

Item 6.         INDEMNIFICATION OF DIRECTORS AND OFFICERS

                Article V of the Registrant's Regulations provides that the Registrant will, to the full extent authorized or permitted by the Ohio General Corporation Law, indemnify any person made or threatened to be made a party to a suit or proceeding by reason of the fact that he is or was a Director, officer, or employee of the Registrant.

                Section 1701.13(E) of the Ohio General Corporation Law provides that a corporation may indemnify a Director, officer, or employee of the corporation against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to a criminal proceeding, had no reason to believe his conduct was unlawful. With respect to a derivative action, no indemnification may be made if the sole liability asserted against a director is pursuant to provisions of the Ohio General Corporation Law prohibiting certain corporate distributions or if the Director, officer, or employee is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, except to the extent approved by a court.

                The Registrant maintains liability insurance for all of its Directors and officers ("D&O insurance"). This D&O insurance also insures the Registrant against amounts payable to indemnify Directors and officers, subject to policy limits and retention amounts. The Registrant also has entered into Indemnity Agreements with each of its Directors and officers (the full text of the form of which has been filed as an exhibit to the Annual Report of the Registrant on Form 10-K for the fiscal year ended November 3, 1991) which (a) provide Directors and officers with the indemnification to which they are now entitled notwithstanding any repeal or amendment of Article V of the Registrant's Regulations; (b) obligate the Registrant to use its best efforts to maintain D&O insurance no less favorable than its current D&O insurance; (c) assure the Directors and officers of indemnification directly from the Registrant that would be essentially coextensive with that provided by the Registrant's current D&O insurance, should that insurance become unavailable or less comprehensive in the future; and (d) provide further assurance to the Directors and officers that their expenses will be reimbursed as they are incurred.

                Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 7.         EXEMPTION FROM REGISTRATION CLAIMED

                Not Applicable

Item 8.         EXHIBITS

                The Exhibits to the Registration Statement are listed in the
Exhibit Index on page 6 of this Registration Statement.

Item 9.         UNDERTAKINGS

                A.       The undersigned Registrant hereby undertakes:

                         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided, however, that clauses (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

                         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934
                         Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake, State of Ohio, on December 22, 1993.


                                        NORDSON CORPORATION


                                        By:   /s/ Thomas L. Moorhead
                                             --------------------------------

                Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


                            SIGNATURE AND TITLE                                DATE
                            -------------------                                ----
  Officers and Directors of Nordson Corporation:

  WILLIAM P. MADAR, President, Chief Executive Officer, and Director
  (Principal Executive Officer); NICHOLAS D. PELLECCHIA, Vice President-
  Finance and Treasurer (Principal Financial and Principal Accounting
  Officer); ERIC T. NORD, Chairman of the Board and Director;                 December 22, 1993
  DR. GLENN R. BROWN, Director; WILLIAM W. COLVILLE, Director;
  WILLIAM D. GINN, Director and Secretary; STEPHEN R. HARDIS, Director;
  DR. JACOB O. KAMM, Director; DR. ANNE O. KRUEGER, Director; EVAN W.
  NORD, Director.


                The undersigned, by signing his name hereto, executes this Form S-8 Registration Statement pursuant to Powers of Attorney executed by the above-named officers and Directors of the Registrant and filed with the Securities and Exchange Commission.


Date:  December 22, 1993                          By:  /s/ Thomas L. Moorhead
                                                      -------------------------

                         Pursuant to the requirements of the Securities Act of
1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake, and State of Ohio, on December 23, 1993.


                                        SLAUTTERBACK CORPORATION
                                        401(k) PROFIT SHARING PLAN


                                        By:  /s/  William Slezak
                                            -------------------------


                              NORDSON CORPORATION

                               INDEX TO EXHIBITS

     REGULATION S-K                                                                              SEQUENTIAL
         EXHIBIT                                     DESCRIPTION                                  PAGE NO.
         -------                                     -----------                                  --------
           3-a              1989 Amended Articles of Incorporation of Nordson                       N/A
                            Corporation (incorporated herein by reference to Exhibit 3-a to the Corporation's Annual Report on Form 10-K for the year ended October 29, 1989).

           3-b              Amendment to 1984 Regulations, adopted February 22, 1989,               N/A
                            and 1984 Amended Regulations, as amended (incorporated
                            herein by reference to Exhibit 3-b to the Corporation's
                            Annual Report on Form 10-K for the year ended October 29,
                            1989).

           4-a              Rights Agreement between Nordson Corporation and Ameritrust             N/A
                            Company National Association (incorporated herein by
                            reference to Exhibit I to the Corporation's Form 8-A
                            Registration Statement filed with the Securities and
                            Exchange Commission on September 8, 1988).

           5-a              Opinion of Thompson, Hine and Flory, as to the legality of               8
                            Common Shares being registered.

           5-b              Opinion of Thompson, Hine and Flory as to compliance of the              11
                            Plan with the provisions of the ERISA.

          24-a              Consent of Independent Auditors.                                         14

          24-b              Consent of Thompson, Hine and Flory set forth in their                  N/A
                            opinions referenced as Exhibits 5(a) and 5(b).

          25-a              Powers of attorney pursuant to which certain officers and                16
                            Directors have signed this Form S-8 Registration Statement.





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